UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019

MONITRONICS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	333-110025	74-2719343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1990 Wittington Place

Farmers Branch, Texas 75234

(Address of principal executive offices, including zip code)

(972) 243-7443

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.                Entry into a Material Definitive Agreement.

On April 1, 2019, Monitronics International, Inc., a Texas corporation (the “Company”), failed to make the interest payment (the “Interest Payment”) due on its 9.125% Senior Notes due 2020 (the “Notes”) and such failure constituted a default under that certain Indenture, dated as of March 23, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”). The Company’s failure to make the Interest Payment within thirty days after it was due and payable constitutes an “event of default” under the Indenture. As active discussions are still ongoing regarding the Company’s evaluation of strategic alternatives, the board of directors of the Company (the “Board”) determined that the Company would not make the Interest Payment prior to the expiration of the thirty day grace period. An event of default under the Indenture also constitutes an “event of default” under the Company’s Credit Agreement, dated as of March 23, 2012 (as amended, the “Credit Agreement”).

On April 30, 2019, the Company, certain of its subsidiaries party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders party thereto (collectively, the “Credit Agreement Forbearing Parties”) entered into Amendment No. 3 (the “Amendment No. 3”) to that certain Forbearance Agreement, by and among the Company, certain of its subsidiaries party to the Credit Agreement, Bank of America, N.A., as administrative agent and the Credit Agreement Forbearing Parties, dated as of April 1, 2019, as amended by Amendment No. 1, dated as of April 12, 2019 and as further amended by Amendment No. 2, dated as of April 24, 2019 (collectively, and with Amendment No. 3 and Amendment No. 4 (as defined below), the “Credit Forbearance Agreement”).  Further, on May 1, 2019, the Company and the guarantors of the Notes entered into a forbearance agreement (the “Notes Forbearance Agreement”) with certain holders of the Notes (collectively, the “Forbearing Noteholders”). On May 3, 2019, the Company extended Amendment No. 3 by entering into Amendment No. 4 to Forbearance Agreement (“Amendment No. 4”).

Pursuant to the Credit Forbearance Agreement and the Notes Forbearance Agreement, subject to certain terms and conditions as set forth therein, as applicable, the Forbearing Noteholders and the Credit Agreement Forbearing Parties have agreed to temporarily forbear from the exercise of any rights or remedies they may have in respect of the aforementioned events of default or other defaults or events of default arising out of or in connection therewith. The Credit Forbearance Agreement terminates on May 8, 2019 and the Notes Forbearance Agreement terminates on May 7, 2019, unless certain specified circumstances cause an earlier termination.

The above descriptions of the terms of the Amendment No. 3, Amendment No. 4 and the Notes Forbearance Agreement do not purport to be complete and are qualified in their entirety by the full text of the Amendment No. 3, Amendment No. 4 and the Notes Forbearance Agreement, which are attached as exhibits hereto and are incorporated herein by reference.

Item 2.04.                Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure under Item 1.01 above is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Amendment No. 3 to Forbearance Agreement, dated as of April 30, 2019 by and among the Company, each loan party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders party thereto.

10.2	Forbearance Agreement, dated as of May 1, 2019 by and among the Company, the guarantors party thereto and each of the beneficial owners party thereto.

10.3

Amendment No. 4 to Forbearance Agreement, dated as of May 3, 2019 by and among the Company, each loan party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders party thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monitronics International, Inc.

Date: May 6, 2019
	By:	/s/ William E. Niles
William E. Niles
Executive Vice President and Secretary

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